UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT
                  Filed Pursuant to Section 13 OR 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  September 27, 1995
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                          ORION PICTURES CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



       Delaware                 1-5979               13-1680528
  -------------------        ------------       -------------------
    (State or other        (Commission File        (IRS Employer
    jurisdiction of            Number)             Identification
     incorporation)                                   Number)



                           1888 Century Park East
                       Los Angeles, California  90067
                  ----------------------------------------
                  (Address of principal executive offices)



Registrant's telephone number, including area code:  (310) 282-0550
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Item 5.   Other Events
          ------------


          On September 27, 1995, The Actava Group Inc. ("Actava"), Orion

Pictures Corporation ("Orion"), Metromedia International

Telecommunications, Inc. ("MITI"), MCEG Sterling Incorporated

("Sterling"), OPC Merger Corp. and MITI Merger Corp. entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") which amends and restates a previously announced Agreement and Plan of Merger dated as of April 12, 1995 (the "Initial Merger Agreement") among Orion, Actava,

MITI and Sterling.  The Initial Merger Agreement had provided for, among other things, the simultaneous merger (the "Mergers") of each of Orion,

MITI and Sterling with and into Actava, with Actava being the surviving corporation of the Mergers (the "Surviving Corporation").  Under the Initial

Merger Agreement, in connection with the Mergers, Metromedia Company

("Metromedia") and certain of its affiliates (together with Metromedia, the

"Metromedia Holders"), who are the majority shareholders of Orion and MITI and whose designees constitute more than a majority of the members of the

Board of Directors of Orion and one-half of the members of the Board of

Directors of MITI, were to exchange (the "Share Exchange") the shares of

Actava's Common Stock, par value $1.00 per share (the "Common Stock"), to be received by them in the Mergers for an equivalent number of shares of Class A

Common Stock of the Surviving Corporation, par value $1.00 per share (the

"Class A Common Stock") and were to



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contribute to the Surviving Corporation certain amounts owed to the

Metromedia Holders by Orion and its affiliate and an affiliate of MITI in exchange for additional shares of Class A Common Stock.  The shares of

Class A Common Stock were to be entitled to three votes per share and were to be entitled to vote as a separate class to elect six of ten directors to

the Surviving Corporation's Board of Directors.        Actava, Orion, MITI

and Sterling have, in the Merger Agreement, amended certain terms of the

Initial Merger Agreement and have amended certain related ancillary agreements (such amendments are referred to collectively as the

"Amendments") to, among other things, effect the following changes:

          (i)  the elimination of the Share Exchange with the result that each shareholder of Actava, Orion, MITI and Sterling will retain or receive the same class of Common Stock with the same voting rights (the Initial

Merger Agreement provided for the Share Exchange pursuant to which the

Metromedia Holders would have received shares of Class A Common Stock);

         (ii)  the merger of Orion and MITI with and into newly formed subsidiaries of Actava (the Initial Merger Agreement had provided for the merger of Orion and MITI directly into Actava);

        (iii)  establishing the exchange ratios which determine the number of shares of Common Stock that the shareholders of each company will receive in the mergers



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contemplated by the Merger Agreement five days before the special meetings of shareholders to be held by the parties to the mergers contemplated by the Merger Agreement (the "Determination Date") (the Initial Merger

Agreement provided that the exchange ratios would be fixed on the business day immediately prior to the meetings);

         (iv) providing for the following changes to the goverance of the

Surviving Corporation:  (a) dividing the Board of Directors into three classes, with each class to be elected for a staggered three-year term,

(b) prohibiting shareholder action by written consent in lieu of a meeting,

(c) limiting the right to call special meetings of shareholders to the

Chairman or Vice Chairman of the Board and (d) establishing certain pro-

cedures that shareholders must follow to nominate directors for election to the Surviving Corporation's Board of Directors and to make certain business proposals at the Surviving Corporation's annual shareholders meetings (the

Initial Merger Agreement did not provide for any of the foregoing governance provisions); and

          (v)  the inclusion of a covenant providing for the adoption,

within 30 days following the consummation of the mergers contemplated by the Merger Agreement, of a shareholder rights plan by the Surviving

Corporation's Board of Directors (the Initial Merger Agreement did not

provide for the adoption of a shareholder rights plan).

          As a result of the Amendments, following the consummation of the transactions contemplated by the Merger



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Agreement, the Metromedia Holders will receive the same class of stock and will have the same voting rights as all other shareholders of the Surviving

Corporation.  No shares of Class A Common Stock with enhanced voting rights will be authorized or issued.  Following consummation of the transactions contemplated by the Merger Agreement, the Metromedia Holders will collectively be the largest shareholder of the Surviving Corporation and will control approximately 33.3% of the outstanding shares of Common Stock of the Surviving Corporation (assuming (i) that the Determination Date occurred on September 20, 1995, (ii) that certain amounts owed by Orion and its affiliate and an affiliate of MITI to the Metromedia Holders as of such date will be contributed to the Surviving Corporation by the Metromedia

Holders in exchange for shares of Common Stock of the Surviving Corporation and (iii) that all options to acquire shares of Common Stock are exercised).  In addition, upon consummation of the transactions contemplated by the Merger Agreement, Orion will initially be entitled to designate six of ten directors to the Surviving Corporation's Board of

Directors and Actava will initially be entitled to designate four of ten directors to the Surviving Corporation's Board of Directors.  The size of the Surviving Corporation's Board of Directors is subject to adjustment under certain circumstances.  Thereafter, members of the Surviving Corpora-

tion's Board of Directors will be elected by its stockholders in accordance with Delaware law.  Under



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the terms of the Merger Agreement, the Metromedia Holders have retained the right to contribute to the Surviving Corporation certain indebtedness of

Orion and its affiliate and an affiliate of MITI owed to the Metromedia

Holders if such indebtedness is not refinanced or repaid in full; however;

under the Merger Agreement, such contribution will be in exchange for shares of Common Stock, not for shares of Class A Common Stock, as was the case under the Initial Merger Agreement.

          The consummation of the transactions contemplated by the Merger

Agreement as described above remains subject to certain conditions precedent, including the requisite shareholder approval of each of the four companies, the refinancing of certain indebtedness of Orion, the listing of the Common Stock on the New York Stock Exchange or the American Stock

Exchange or the quotation thereof on the National Market System of the

National Association of Securities Dealers and certain other customary conditions.



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Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits
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     (c)  The following are exhibits to this Report and are filed herewith:



          Exhibit 99   Amended and Restated Agreement and
                       Plan of Merger dated as of
                       September 27, 1995 among The Actava
                       Group Inc., Orion Pictures
                       Corporation, MCEG Sterling
                       Incorporated, Metromedia
                       International Telecommunications,
                       Inc., OPC Merger Corp. and
                       MITI Merger Corp.



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                                 SIGNATURES
                                 ----------


          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         ORION PICTURES CORPORATION
                         (Registrant)



                         By:   /s/  John W. Hester
                            -------------------------------
                            John W. Hester
                            Executive Vice President
                              and General Counsel

Dated:  September 28, 1995



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                               EXHIBIT INDEX

                         ORION PICTURES CORPORATION

                         Current Report on Form 8-K
                          Dated September 27, 1995



  Exhibit No.              Description
  -----------              -----------


       99       Amended and Restated Agreement
                and Plan of Merger dated as of
                September 27, 1995 among The
                Actava Group Inc., Orion
                Pictures Corporation, MCEG
                Sterling Incorporated,
                Metromedia International
                Telecommunications, Inc.
                OPC Merger Corp. and
                MITI Merger Corp.